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                                                                     EXHIBIT 5.1

                                April 26, 1996


Ciprico Inc.
2800 Campus Drive
Plymouth, Minnesota 55441

        Re:  Registration Statement on Form S-2

Ladies/Gentlemen:

        We are acting as corporate counsel to Ciprico Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-2 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 1,725,000 shares of the Company's Common Stock (the "Shares"), which number includes 225,000 shares which may be sold pursuant to the Underwriters' option to cover overallotments.

        In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the
Company:

        1.      The Company's Certificate of Incorporation, as amended.

        2.      The Company's Bylaws, as amended.

        3. Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance of the Shares by the Company.

        4.      The Registration Statement.

        5. The proposed form of Underwriting Agreement filed with the Securities and Exchange Commission as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").

        Based on, and subject to, the foregoing and upon representations and information provided by the Company and its officers or directors, it is our opinion as of this date that:

        1. The Shares are validly authorized by the Company's Certificate of Incorporation.

        2. Upon issuance, delivery and payment therefor in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

                                        Very truly yours,

                                        FREDRIKSON & BYRON, P.A.


                                        By  /s/ Timothy M. Heaney
                                          ------------------------------

                                        Timothy M. Heaney, Vice President
                                        Fredrikson & Byron, P.A.
                                        900 Second Avenue South, Suite 1100
                                        Minneapolis, Minnesota 55402
                                        Telephone: (612) 347-7019
                                        Fax: (612) 347-7077

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